United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 10, 2007	000-31267
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10, Westport, CT  06880

(Address of Principal Executive Offices) (Zip Code)

(203) 271-2770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4(  c))

Item 1.01 Entry into a Material Definitive Agreement

Effective March 10, 2007, IWT Tesoro Corporation and certain of its subsidiaries entered into the Seventh Amendment to the Amended and Restated Loan Agreement with its senior credit Facility, Bank of America, N.A.  Pursuant to the Amendment, the parties agreed to extend the term of its $26.5 million credit facility, including the Restated Loan and Security Agreement and the Revolving Credit Note to June 10, 2007.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit	Description
10.48

Form of the Seventh Amendment to Amended and Restated Loan and Security Agreement and Modification of Amended and Restated Revolving Credit Note between IWT Tesoro Corporation and Bank of America N.A., as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2007	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr., President
By: Henry J. Boucher, Jr., President